UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2014

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2014, U.S. Silica Holdings, Inc., through its subsidiaries, USS Holdings, Inc., as guarantor, U.S. Silica Company (“U.S. Silica”), as borrower, and certain of U.S. Silica’s subsidiaries as additional guarantors, entered into a Joinder Agreement to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) with BNP Paribas, as administrative agent and the initial incremental lender (the “Joinder”). The Joinder increased the term loan commitment under the Credit Agreement by $135 million to $500 million, which incremental commitment was borrowed by U.S. Silica. All other terms of the Credit Agreement remain unchanged.

The foregoing description of the Joinder is not complete and is qualified in its entirety by reference to the complete terms of the Joinder, a copy of which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Joinder Agreement to Second Amended and Restated Credit Agreement, dated as of December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014

U.S. SILICA HOLDINGS, INC.

/s/ Donald A. Merril
Donald A. Merril
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Joinder Agreement to Second Amended and Restated Credit Agreement, dated as of December 5, 2014.